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                                                                    EXHIBIT 99.1


              DRUG EMPORIUM, INC. COMMENTS ON RECENT STOCK ACTIVITY

         POWELL, Ohio--(BUSINESS WIRE)--March 7, 2001--Drug Emporium, Inc. (NASD: DEMP - news) commented today that there has recently been significant volatility in its stock price, as well as unusually high trading volume.

         The Company believes that this activity may be related to rumors regarding the potential acquisition of the Company. The Company previously announced it had hired Odyssey Capital Group LLC to explore strategic alternatives. Although the Company has conducted discussions regarding a possible sale, no definitive arrangements with respect to any acquisition have been completed at this time. Furthermore, the Company believes it is unlikely that any sale of the Company will produce value for the Company's shareholders.

ABOUT DRUG EMPORIUM, INC.

         Drug Emporium, Inc. (NASDAQ: DEMP - news) owns and operates 131 brick-and-mortar stores under the names Drug Emporium, F&M Super Drug Stores and Vix Drug Stores. All brick-and-mortar stores operate full-service pharmacies and specialize in discount-priced merchandise including health and beauty aids, cosmetics and greeting cards. The company also franchises an additional 34 stores under the Drug Emporium name. Drug Emporium, Inc. is headquartered in Powell, Ohio.

         Except for historical information, the statements contained herein, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. From time to time, the Company may publish or otherwise make available forward-looking statements of this nature. All such forward-looking statements are based on the current expectations of management and are subject to, and are qualified by, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. These risks and uncertainties include, but are not limited to the following factors among others that could affect the outcome of the Company's forward looking statements: competition as to price and selection from other drugstore chains, from supermarkets, mail order companies, membership clubs, and other internet companies and from other third party plans; the actions of health maintenance organizations, managed care organizations, pharmacy benefit management companies and other third party payers attempting to reduce prescription drug costs which results in downward pressure on pharmacy margins; economic conditions generally or in the Drug Emporium markets; actions which might be taken by trade or other creditors to enforce their rights and remedies; the ability to maintain sufficient liquidity in order to support operations; the ability to maintain satisfactory relationships with lenders and to remain in compliance with financial loan covenants and other requirements under current banking agreements; the ability to maintain
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satisfactory relationships with suppliers both in terms of procuring merchandise and in terms of maintaining adequate trade credit; federal and/or state regulatory and legislative actions, including taxes and pharmacy regulations; customer preferences and spending patterns; the ability to economically eliminate under-performing stores; the ability to implement or adjust to new technologies; the ability to attract, hire and retain key personnel; the ability to improve operating margins; the financial performance of HealthCentral.com and the ability to secure and maintain key contracts and relationships.


Contact:
     Drug Emporium Inc.
     Terry Moore
     Chief Financial Officer
     (740) 548-7080
               or
     Morgen-Walke Associates, Inc.
     Hulus Alpay/Jack Cohen
     Press: Michael McMullan/Robert Russell
     (212) 850-5600